UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: April 13, 2017
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 13, 2017, effective as of the closing of the polls for KB Home’s 2017 Annual Meeting of Stockholders (“Annual Meeting”), the KB Home board of directors accepted the resignation of director Robert L. Patton, Jr. from the board pursuant to KB Home’s majority vote election policy, and set the board’s size at eight members.
Effective April 17, 2017, Nicholas S. Franklin ceased his employment with KB Home as its executive vice president, strategic operations to pursue other interests.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 13, 2017, KB Home held its Annual Meeting. The final results for each item submitted to a vote of security holders at the Annual Meeting are provided below. The rounded percentages displayed below for the election of directors are based on the total “For” and “Against” votes cast for each respective director nominee. The rounded percentages displayed below for the named executive officer compensation advisory vote and for the ratification of independent registered public accounting firm are based on the total number of shares of KB Home common stock that were present or represented, and entitled to vote on each respective item, at the Annual Meeting. The rounded percentages displayed below for the advisory vote on frequency of the named executive officer compensation advisory vote are based on the total votes cast on the three options.
1. The vote on the nominees for election to the KB Home board of directors was as follows:

Director	For	%	Against	%	Abstentions	Broker Non-Votes
Timothy W. Finchem	68,320,139	98.0%	1,363,988	2.0%	56,050	13,397,811
Dr. Stuart A. Gabriel	69,570,343	99.9%	97,692	0.1%	72,142	13,397,811
Dr. Thomas W. Gilligan	69,538,961	99.8%	142,816	0.2%	58,400	13,397,811
Kenneth M. Jastrow, II	66,432,531	95.4%	3,237,827	4.7%	69,819	13,397,811
Robert L. Johnson	62,752,898	90.1%	6,929,310	9.9%	57,969	13,397,811
Melissa Lora	68,141,457	97.8%	1,542,899	2.2%	55,821	13,397,811
Jeffrey T. Mezger	69,275,944	99.4%	389,033	0.6%	75,200	13,397,811
Robert L. Patton, Jr.	34,330,699	49.3%	35,351,163	50.7%	58,315	13,397,811
Michael M. Wood	69,569,353	99.8%	114,215	0.2%	56,609	13,397,811
2. The non-binding advisory vote to approve named executive officer compensation was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
60,850,579	87.3%	8,604,710	12.3%	284,888	0.4%	13,397,811

3. The non-binding advisory vote on frequency of the named executive officer compensation advisory vote was as follows:

Annual	%	Biennial	%	Triennial	%	Abstentions	Broker Non-Votes
61,943,519	88.9%	89,166	0.1%	7,620,231	10.9%	87,261	13,397,811

On April 13, 2017, based on stockholders’ advisory vote favoring such frequency at the Annual Meeting, KB Home’s board of directors determined that it will include a named executive officer compensation advisory vote in KB Home’s proxy materials annually until the next required frequency advisory vote, unless the board earlier determines in its discretion that it is appropriate to include the named executive officer compensation advisory vote on a less frequent basis. Federal securities law requires that a frequency advisory vote be held at least once every six years.

4.	The vote to ratify Ernst & Young LLP’s appointment as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2017 was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
82,218,518	98.9%	792,487	1.0%	126,983	0.2%	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 19, 2017.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary